   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2001
                                                   REGISTRATION NO. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              VICINITY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                        77-0414631
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                          ----------------------------

                              370 San Aleso Avenue
                           Sunnyvale, California 94085
           (Address of Principal Executive Offices Including Zip Code)

                          ---------------------------

                              VICINITY CORPORATION
                    AMENDED 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

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     Emerick M. Woods                                       Copy To:
 Chief Executive Officer                            Anthony J. Richmond, Esq.
   Vicinity Corporation                                 Latham & Watkins
   370 San Aleso Avenue                              135 Commonwealth Drive
Sunnyvale, California 94085                        Menlo Park, California 94025
      (408) 543-3000                                     (650) 328-4600

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code for Agent for Service)

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                                      CALCULATION OF REGISTRATION FEE
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                                                                PROPOSED       MAXIMUM
                                                                MAXIMUM       AMOUNT OF
                                                  AMOUNT        OFFERING      AGGREGATE       AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED           TO BE          PRICE         OFFERING      REGISTRATION
                                               REGISTERED(1)  PER SHARE(2)     PRICE(2)          FEE
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Common Stock, $0.001 par value.................  600,000        $2.35         $1,410,000      $353
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(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Vicinity Corporation Amended 2000 Employee Stock Purchase Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Vicinity Corporation (the "Company").

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, for the 600,000 shares registered hereunder (the average ($2.35) of the high ($2.63) and low ($2.06) prices for the Company's common stock as reported by the Nasdaq National Market on February 20, 2001).

       PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AS SHARES AVAILABLE UNDER THE PLAN ARE PURCHASED.

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                                 Total Pages 6
                            Exhibit Index on Page 4

                      REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant filed with the Securities and Exchange Commission the following Registration Statement on Form S-8 relating to shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), to be offered and sold under the Plan, and the contents of such prior Registration Statement are incorporated by reference in this Registration Statement:
Registration Statement on Form S-8, filed February 9, 2000 (File No. 333-96443). The Registrant is hereby registering an additional 600,000 shares of Common Stock available for purchase under the Plan, none of which have been issued as of the date of this Registration Statement.

ITEM 8. EXHIBITS.

     See Index to Exhibits on Page 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Vicinity Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 23rd day of February, 2001.

                                     Vicinity Corporation


                                     By:    /s/ Emerick Woods
                                        ------------------------------
                                        Emerick M. Woods
                                        Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Emerick M. Woods, with full power of substitution and resubstitutions and full power to act, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments) and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 23, 2001.


SIGNATURE                                  TITLE
---------                                  -----
    /s/ Emerick Woods                      Chief Executive Officer and Director
-----------------------------              (Principal Executive Officer)
Emerick M. Woods

    /s/ Maury Austin                       Chief Financial Officer
-----------------------------              (Principal Financial and Accounting Officer)
Maury Austin

    /s/ Herbert Dwight, Jr.                Chairman of the Board of Directors
-----------------------------
Herbert M. Dwight, Jr.

    /s/ Fred Gibbons                       Director
-----------------------------
Fred Gibbons

    /s/ Peter Mills                        Director
-----------------------------
Peter Mills

-----------------------------              Director
Norman Nie

    /s/ Michael Sears                      Director
-----------------------------
Michael Sears

    /s/ Peter Ziebelman                    Director
-----------------------------
Peter Ziebelman

                                INDEX TO EXHIBITS

5.1   Opinion of Latham & Watkins.

23.1  Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

23.2  Consent of Independent Accountants.

24.1  Power of Attorney (included on page 3 of this Registration Statement).